UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): May 6, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Quarterly Results Press Release

On May 6, 2008, a press release was issued regarding the second quarter 2008 results of Emerson Electric Co. (the “Company”). A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons why management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 7.01.  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	Jan ‘08	Feb ‘08	Mar ‘08
Process Management	+10 to +15	+15	>20+
Industrial Automation	+10 to +15	+10 to +15	+15 to +20
Network Power	+15 to +20	+15 to +20	+15 to +20
Climate Technologies	+5 to +10	0 to +5	0 to +5
Appliance and Tools	-5	-5 to -10	-5 to 0
Total Emerson	+10	+10	+10 to +15

March 2008 Order Comments:

Order growth remained strong in the 10 to 15 percent range during the second quarter. Order rates were significantly impacted by currency translation primarily due to the strengthening euro to dollar relationship. Currency exchange rates contributed approximately 6 percentage points to the overall increase.

Order growth in the Process Management segment showed strength as global energy markets and project activity remained favorable, and penetration gains continued. The order growth rate for this segment excluding currency was approximately 10 percent, with currency translation contributing an additional 10 percentage points.

Order trends in the Industrial Automation segment were solid, led by strength in the power generating alternator and materials joining and precision cleaning businesses. Currency translation favorably impacted the order growth rate approximately 7 percentage points.

Network Power maintained double-digit growth and was led by strength across the power systems and inbound power businesses.

Climate Technologies order growth remained positive. Strength from Asia and the controls businesses was offset by weakness in the U.S. residential market.

Order trends in the Appliance and Tools segment continued to be impacted negatively by the weakness in the U.S. consumer and residential markets.

Upcoming Investor Events:

Emerson senior management will discuss the Company’s second quarter 2008 results during an investor conference call that will be held on Tuesday, May 6, 2008. The call will begin at 2:00 p.m. Eastern Daylight Time (1:00 p.m. Central Daylight Time).

All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Emerson’s website at www.emerson.com/financial and completing a brief registration form. A replay of the conference call will be available for the next three months at the same location on the website.

May 21, 2008 – 2008 Electrical Products Group Conference

Location: Longboat Key, Florida
Time: 10:45 a.m. to 11:25 a.m. Eastern Daylight Time
Presenter: David N. Farr, Chairman, Chief Executive Officer and President

Presentation: The presentation slides will be posted at the presentation starting time in the Investor Relations area of Emerson’s website at www.emerson.com/financial. The presentation slides will be available for approximately one week at the same location on the website.

Updates and further details on these and other upcoming events will be posted in the Calendar of Events area in the Investor Relations section of the corporate website as they occur.

Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
Exhibit Number	Description of Exhibits

99.1	Emerson’s May 6, 2008 Press Release announcing its second quarter 2008 results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: May 6, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

99.1	Emerson’s May 6, 2008 Press Release announcing its second quarter 2008 results.